UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 25, 2007

Hanover Compressor Company

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-13071 (Commission File Number)	76-0625124 (IRS Employer Identification No.)

12001 N. Houston Rosslyn Road Houston, Texas (Address of principal executive offices)	77086 (Zip Code)
(Registrant’s telephone number, including area code): (281) 447-8787
Not Applicable

Former Name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☑     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

     Item 1.01. Entry into a Material Definitive Agreement.
     Amendment to Merger Agreement
     On February 5, 2007, Hanover Compressor Company, a Delaware corporation (“Hanover”), Universal Compression Holdings, Inc., a Delaware corporation (“Universal”), Exterran Holdings, Inc., a Delaware corporation (formerly known as Iliad Holdings, Inc.) (“Exterran”), Hector Sub, Inc., a Delaware corporation (“Hanover Merger Sub”), and Ulysses Sub, Inc., a Delaware corporation (“Universal Merger Sub”), entered into an Agreement and Plan of Merger (together with the exhibits thereto, the “Merger Agreement”) pursuant to which Hanover and Universal would become wholly owned subsidiaries of Exterran, a newly formed Delaware corporation, and the current stockholders of Hanover and Universal would become stockholders of Exterran. On June 25, 2007, Hanover, Universal, Exterran, Hanover Merger Sub and Universal Merger Sub entered into Amendment No. 1 to the Merger Agreement (“the Amendment”).
     The Amendment makes three revisions to the Merger Agreement.
     Timing of the Closing. The Merger Agreement provided that the closing of the transactions contemplated by the Merger Agreement would take place on the first business day immediately following the date of fulfillment or waiver of all the conditions to each party’s obligation to effect the mergers set forth in Section 8.1 of the Merger Agreement. The Amendment provides that the closing of the transactions contemplated by the Merger Agreement will occur on a date specified by the parties, which will be no later than the third business day immediately following the date of fulfillment or waiver of all the conditions to each party’s obligation to effect the mergers set forth in Section 8.1 of the Merger Agreement.
     Forms of Certificates of Incorporation and Bylaws of Surviving Entities. The Merger Agreement provided that the certificate of incorporation and bylaws of each of Hanover and Universal in effect as of the respective effective times of the mergers contemplated by the Merger Agreement would be in the form delivered on the date of execution of the Merger Agreement. The Amendment provides that the certificate of incorporation and bylaws of each of Hanover and Universal in effect as of the respective effective times of the mergers contemplated by the Merger Agreement will be as set forth on exhibits to the Merger Agreement.
     Implementation of Direct Registration System. The Merger Agreement provided for the issuance of certificates representing shares of common stock, par value $0.01 per share, of Exterran. The Amendment provides the parties with the ability to implement a direct registration system with respect to the common stock of Exterran at the closing of the transactions contemplated by the Merger Agreement.
     Except with regard to the foregoing, all other terms and conditions of the Merger Agreement are not changed by the Amendment and the Merger Agreement remains in full force and effect as amended by the Amendment.
     The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 2.1 hereto and is incorporated into this Current Report on Form 8-K by reference.
     Additional Information and Where to Find It
     In connection with the proposed merger of Universal Compression Holdings, Inc. and Hanover Compressor Company, a registration statement of the new company, Exterran Holdings, Inc. (formerly known as Iliad Holdings, Inc.), which includes preliminary proxy statements of Universal and Hanover, and other materials, has been filed with the SEC. INVESTORS AND SECURITY HOLDERS ARE URGED TO CAREFULLY READ THE PRELIMINARY PROXY STATEMENT/PROSPECTUS, WHICH IS AVAILABLE NOW, AND THE DEFINITIVE PROXY STATEMENT/PROSPECTUS AND OTHER MATERIALS REGARDING THE PROPOSED MERGER WHEN THEY BECOME AVAILABLE, BECAUSE THEY CONTAIN AND WILL CONTAIN IMPORTANT INFORMATION ABOUT UNIVERSAL, HANOVER, EXTERRAN AND THE PROPOSED TRANSACTION. Investors and security holders may obtain a free copy of the preliminary proxy statement/prospectus and the definitive proxy statement/prospectus when it is available and other documents containing information about Universal and Hanover, without charge, at the SEC’s web site at www.sec.gov, Universal’s web site at www.universalcompression.com, and Hanover’s web site at www.hanover-co.com. Copies of the preliminary proxy statement/prospectus, the definitive proxy statement/prospectus and the SEC filings that are and will be incorporated by reference therein may also be obtained for free by directing a request to either Investor Relations, Universal Compression Holdings, Inc., 713-335-7000 or to Investor Relations, Hanover Compressor Company, 832-554-4856.
     Participants in the Solicitation
     Universal and Hanover and their respective directors, officers and certain other members of management may be deemed to be participants in the solicitation of proxies from their respective stockholders in respect of the merger. Information about these persons can be found in Universal’s Annual Report on Form 10-K, as amended by Amendment No. 1, as filed with the SEC on March 1, 2007 and April 30, 2007, respectively, and in Hanover’s Annual Report on Form 10-K, as amended by Amendment No. 1, as filed with the SEC on February 28, 2007 and April 30, 2007, respectively. Additional information about the interests of such persons in the solicitation of proxies in respect of the merger is included in the preliminary proxy statement/prospectus that has been filed with the SEC and will be included in the definitive proxy statement/prospectus to be filed with the SEC in connection with the proposed transaction.
     Item 9.01.Financial Statements and Exhibits.
     (d) Exhibits.
     2.1     Amendment No. 1 to Agreement and Plan of Merger, dated June 25, 2007, by and among Hanover Compressor Company, Universal Compression Holdings, Inc., Exterran Holdings, Inc. (formerly known as Iliad Holdings, Inc.), Hector Sub, Inc., and Ulysses Sub, Inc.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANOVER COMPRESSOR COMPANY
Date: June 25, 2007	By:	/s/ Suzanne B. Kean
Suzanne B. Kean
Vice President and Deputy General Counsel

EXHIBIT INDEX

Exhibit No.	Description

2.1	Amendment No. 1 to Agreement and Plan of Merger, dated June 25, 2007, by and among Hanover Compressor Company, Universal Compression Holdings, Inc., Exterran Holdings, Inc. (formerly known as Iliad Holdings, Inc.), Hector Sub, Inc., and Ulysses Sub, Inc.